Credit Suisse Global Small Cap Fund
Securities Purchases during an Underwriting involving
Credit Suisse Asset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30, 2005


Portfolio:			Credit Suisse Global Small Cap Fund


Security:			Gravity Co Ltd-Adr


Date Purchased:			02/08/2005


Price Per Share:		$12.93


Shares Purchased
by the Portfolio *:		21,500


Total Principal Purchased
by the Portfolio *:		$278,059.50


% of Offering Purchased
by the Portfolio:		.92%


Broker:				Canadian Imperial Bank of Commerce


Member:				Joint Lead Manager



Portfolio:			Credit Suisse Global Small Cap Fund


Security:			Portalplayer Inc.


Date Purchased:			11/18/2004


Price Per Share:		$16.29


Shares Purchased
by the Portfolio *:		18,700


Total Principal Purchased
by the Portfolio *:		$304,548.20


% of Offering Purchased
by the Portfolio:		.299%


Broker:				Salomon Smith


Member:				Joint Lead




Portfolio:			Credit Suisse Global Small Cap Fund


Security:			Foundation Coal Hold


Date Purchased:			12/08/2004


Price Per Share:		$21.11


Shares Purchased
by the Portfolio *:		20,200


Total Principal Purchased
by the Portfolio *:		$426,422.00


% of Offering Purchased
by the Portfolio:		.086%


Broker:				Morgan Stanley


Member:				Joint Lead



Portfolio:			Credit Suisse Global Small Cap Fund


Security:			Symmetry Medical Inc.


Date Purchased:			12/09/2004


Price Per Share:		$14.37


Shares Purchased
by the Portfolio *:		18,400


Total Principal Purchased
by the Portfolio *:		$264,408.00


% of Offering Purchased
by the Portfolio:		.230%


Broker:				Bank America


Member:				Joint Lead



Portfolio:			Credit Suisse Global Small Cap Fund


Security:			Herbalife Ltd


Date Purchased:			12/15/2004


Price Per Share:		$13.42


Shares Purchased
by the Portfolio *:		374,900


Total Principal Purchased
by the Portfolio *:		$5,031,158.00


% of Offering Purchased
by the Portfolio:		2.586%


Broker:				Morgan Stanley


Member:				Joint Lead